COLDWATER CREEK INC. -- EXHIBIT 11

Schedule of Historical and Pro Forma Net Income (Loss) Per Common and Common
  Equivalent Share Outstanding
Three and Nine Months Ended November 29, 1997 and November 30, 1996

                                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                             ------------------                 -----------------
                                                         NOVEMBER 29    NOVEMBER 30        NOVEMBER 29    NOVEMBER 30
                                                             1997           1996               1997           1996
                                                         -----------    -----------        -----------    -----------
PRIMARY:
--------
Weighted Average Shares Outstanding:
  Shares Outstanding at Beginning of Period              10,120,118      7,245,118         10,120,118      7,245,118
                                                        -----------     ----------        -----------     ----------

  Officer Options:
    FY1997: 443,067 - [(443,067*$6.58)/$29.11]              342,917            --                 --             --
    FY1997: 443,067 - [(443,067*$6.58)/$22.83]                  --             --             315,367            --
    FY1996: 443,067 - [(443,067*$6.58)/$15.00]                  --         248,708                --             --
    FY1996: 443,067 - [(443,067*$6.58)/$15.00]                  --             --                 --         248,708

  Employee Options:
    FY1997: 439,128 - [(439,128*$15.00)/$29.11]             212,851            --                 --             --
    FY1997: 439,128 - [(439,128*$15.00)/$22.83]                 --             --             150,608            --

  S-Corp. Distribution:
    Pro Forma FY1996: $11,915,000/$15.00                        --         794,333                --         794,333
                                                        -----------     ----------        -----------     ----------

      Weighted Average Common and Common Equivalent
        Shares Outstanding:

             Historical                                  10,675,886            n/a         10,586,093            n/a
             Pro Forma                                          n/a      8,288,159                n/a      8,288,159

      Net Income (Loss):
             Historical                                 $ 4,341,000            n/a        $ 6,828,000            n/a
             Pro Forma                                          n/a     $2,837,000                n/a     $3,608,000
                                                        -----------     ----------        -----------     ----------

        NET INCOME (LOSS) PER WEIGHTED AVERAGE COMMON
          AND COMMON EQUIVALENT SHARE OUTSTANDING:
             HISTORICAL                                 $      0.41            n/a        $      0.65            n/a
             PRO FORMA                                          n/a     $     0.34                n/a     $     0.44
                                                        ===========     ==========        ===========     ==========

Schedule of Historical and Pro Forma Net Income (Loss) Per Common and Common Equivalent Share Outstanding Three and Nine Months Ended November 29, 1997 and November 30, 1996

                                                             THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                        ---------------------------        --------------------------
                                                         NOVEMBER 29    NOVEMBER 30        NOVEMBER 29    NOVEMBER 30
                                                             1997           1996               1997           1996
                                                         -----------    -----------        -----------    -----------
FULLY-DILUTED:
Weighted Average Shares Outstanding:
  Shares Outstanding at Beginning of Period               10,120,118      7,245,118         10,120,118      7,245,118
                                                         -----------     ----------        -----------     ----------
  Officer Options:
    FY1997: 443,067 - [(443,067*$6.58)/$31.00]               349,022            --                 --             --
    FY1997: 443,067 - [(443,067*$6.58)/$31.00]                   --             --             349,022            --
    FY1996: 443,067 - [(443,067*$6.58)/$15.00]                   --         248,708                --             --
    FY1996: 443,067 - [(443,067*$6.58)/$15.00]                   --             --                 --         248,708

  Employee Options:
    FY1997: 439,128 - [(439,128*$15.00)/$31.00]              226,647            --                 --             --
    FY1997: 439,128 - [(439,128*$15.00)/$31.00]                  --             --             226,647            --

  S-Corp. Distribution:
    Pro Forma FY1996: $11,915,000/$15.00                         --         794,333                --         794,333
                                                         -----------     ----------        -----------     ----------
      Weighted Average Common and Common Equivalent
          Shares Outstanding:
             Historical                                   10,695,787            n/a         10,695,787            n/a
             Pro Forma                                           n/a      8,288,159                n/a      8,288,159

      Net Income (Loss):
             Historical                                  $ 4,341,000            n/a        $ 6,828,000            n/a
             Pro Forma                                           n/a     $2,837,000                n/a     $3,608,000
                                                         -----------     ----------        -----------     ----------
        NET INCOME (LOSS) PER WEIGHTED AVERAGE COMMON
          AND COMMON EQUIVALENT SHARE OUTSTANDING:
             HISTORICAL                                        $0.41            n/a              $0.64            n/a
             PRO FORMA                                           n/a          $0.34                n/a          $0.44
                                                         ===========     ==========        ===========     ==========
